UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 18, 2013

CONSOLIDATION SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-54230	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 W. Sahara Avenue, Suite 800

Las Vegas, Nevada 89102

(Address of Principal Executive Offices) (Zip Code)

(702) 949-9449

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 21, 2013, Consolidation Services, Inc. (the “Company”) through its wholly owned subsidiary, Mongolia Equipment Rental Corporation, a Delaware corporation (the “Franchisee”) entered into an International Franchise Agreement (the “Franchise Agreement”) with Hertz Equipment Rental Corporation and Hertz Equipment Rental System (collectively “Franchisor”).

Under the Franchise Agreement the Franchisee will operate a business of renting, leasing, selling and maintaining equipment primarily for use in construction, materials handling and commercial and industrial activities (“Equipment Rental Business”) under the unique plan or system of the Franchisor (the “System”) in the country of Mongolia.

The license granted to Franchisee under the Franchise Agreement shall commence on July 1, 2013 and continue for a period of ten (10) years, unless renewed or sooner terminated.  The Franchisee shall have the option to renew the license for two (2) successive five (5) year terms, subject to the terms of the then current Hertz Equipment Rental System International Franchise Agreement, and provided such terms shall preserve Franchisee’s right to renew for an additional two successive five year periods and will not require the payment of an initial fee by Franchisee and the Franchisee is not in default of the Franchise Agreement.

The Franchise Agreement provides that so long as the Franchise Agreement remains in place and for one-year after the expiration or termination of the Franchise Agreement: (i) Franchisor will not establish or license another to establish an Equipment Rental Business in the country of Mongolia; and (ii) Franchisor will not establish or license another to establish a truck rental business under the System (“Truck Rental Business”) in the country of Mongolia without first having afforded Franchisee a non-transferrable right of first refusal to establish a Truck Rental Business in the country of Mongolia. Franchisee shall have a right of first opportunity (prior to Franchisor entering into any substantive discussions or negotiations with any other party) to acquire the franchise for any Equipment Rental Business in the country of Burma (a/k/a Myanmar).

In consideration for the license provided under the Franchise Agreement, Franchisee will pay Franchisor: (i) an initial fee of $45,000.00; (ii) a continuing monthly license fee equal to 6% of Franchisee’s gross revenue, but not less than $135,000.00 per annum; and (iii) an amount equal to 1% of all sums received by Franchisee related to (a) the sale, trade-in or other disposal of used equipment, and (b) the sale of any new equipment or product lines that have been previously approved by Franchisor. In addition Franchisee shall be required to spend annually an amount equal to not less than 1% of the Franchisee’s gross revenue for local advertising and promotion of the Equipment Rental Business in Mongolia.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)

Exhibits

10.1

International Franchise Agreement of Hertz Equipment Rental System by and between Hertz Equipment Rental Corporation and Mongolia Equipment Rental Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2013	CONSOLIDATION SERVICES, INC

By: /s/ Gary D. Kucher
Gary D. Kucher
Title: Chief Executive Officer

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